Exhibit 99.1

News Release

Edgewise Therapeutics Reports Second Quarter 2025 Financial Results and Recent Business Highlights

– Announced positive top-line data from the open-label extension MESA trial of sevasemten in participants with Becker muscular dystrophy who previously completed ARCH and CANYON studies –

– Announced encouraging top-line data from the Phase 2 LYNX and FOX trials of sevasemten in Duchenne muscular dystrophy –

– Advanced the Phase 2 CIRRUS-HCM trial of EDG-7500 in Hypertrophic Cardiomyopathy (HCM) –

Boulder, Colo., (August 7, 2025) – Edgewise Therapeutics, Inc., (Nasdaq: EWTX), a leading muscle disease biopharmaceutical company, today reported financial results for the second quarter of 2025 and recent business highlights.

“In the first half of 2025, we reached key milestones that bring us closer to delivering on our mission,” said Kevin Koch, Ph.D., President and Chief Executive Officer of Edgewise. “With strong funding in place, we’re advancing our skeletal and cardiac muscle programs and building the commercial infrastructure with precision and purpose to support a potential U.S. launch of sevasemten in Becker. We’re also actively exploring Phase 3 trial designs in HCM and Duchenne, while continuing to advance our pipeline through bold, innovative R&D.”

Recent Highlights

Muscular Dystrophy Program

Sevasemten and Becker

Sevasemten is an orally administered first-in-class fast skeletal myosin inhibitor designed to protect against contraction-induced muscle damage in muscular dystrophies including Becker and Duchenne.

Becker is a rare, genetic, life-shortening, debilitating and degenerative neuromuscular disorder. Genetic mutations in the dystrophin gene result in contraction-induced muscle damage, which is the primary driver of irreversible muscle loss and impaired motor function. The disease predominantly affects males, with functional decline beginning at any age. Once that muscle loss occurs, the decline in function is irreversible and continues throughout the individual’s life. Currently, there are no approved therapies on the market to treat Becker.

MESA open-label extension trial in adults with Becker: In June 2025, the Company announced positive data from MESA, an open-label extension trial that provides continued access to sevasemten to participants with Becker who were previously enrolled in ARCH, or completed CANYON, GRAND CANYON, or DUNE. As of the March 2025 data cut, 99% of eligible participants (n=85) are enrolled in MESA, which was designed to collect long-term safety and efficacy data.

The MESA data demonstrated sustained disease stabilization in North Star Ambulatory Assessment (NSAA), reinforcing prior ARCH and CANYON findings. Importantly, CANYON participants who rolled over to MESA showed stable NSAA scores over 18 months with a trend toward improvement in placebo participants switching to sevasemten. During the 18 months of sevasemten treatment, participants’ NSAA scores continued to diverge relative to the expected functional declines seen in multiple Becker natural history studies. Further, NSAA scores for ARCH participants who rolled over to MESA remained stable after three years of treatment. Sevasemten continues to demonstrate a favorable safety profile after up to three years of treatment.

GRAND CANYON, a global pivotal placebo-controlled cohort in Becker: In February 2025, the Company completed enrollment in GRAND CANYON, an expansion of the CANYON placebo-controlled trial. The 18-month GRAND CANYON cohort is active in 12 countries, GRAND CANYON enrolled 175 adults, reflective of the Becker community’s enthusiasm to have access to a therapy with the potential to stabilize their debilitating decline in function and ability to perform everyday activities.

GRAND CANYON is highly powered to be able to show a statistically significant difference in NSAA versus placebo over 18 months and is on track for topline data in the fourth quarter of 2026. In the second quarter of 2025, the Company completed a successful Type C meeting with the FDA, which provided a clear path to registration of sevasemten as the first ever therapy for Becker. To learn more, go to clinicaltrials.gov (NCT05291091).

Duchenne

Duchenne, a severe degenerative muscle disorder, is the most common type of muscular dystrophy with a median life expectancy of around 30 years. Genetic mutations in the dystrophin gene result in contraction-induced muscle damage, which is the primary driver of irreversible muscle loss and impaired motor function. While there are approved therapies on the market aimed at treating the disease, there remains a high unmet need for additional therapies.

LYNX Phase 2 placebo-controlled, dose-finding trial in boys with Duchenne: LYNX is designed to evaluate the effect of sevasemten on safety, biomarkers of muscle damage and function in four- to nine-year-old participants with Duchenne treated with sevasemten in a three-month placebo-controlled dose ranging study, followed by an open-label extension period. In June 2025, the Company announced encouraging observations across functional measures, including Stride Velocity 95th Centile (SV95C), NSAA and 4 stair-climb, while identifying a dose of 10 mg to evaluate in Phase 3.

FOX Phase 2 placebo-controlled trial in boys with Duchenne: FOX is designed to evaluate the effect of sevasemten on safety, biomarkers of muscle damage and function in six- to 14-year-old participants with Duchenne who have been previously treated with gene therapy. FOX participants are on average over 10 years old and four years out from receiving gene therapy. Despite the lack of extensive natural history in Duchenne gene therapy treated boys, initial results from the FOX study support that sevasemten 10 mg has the potential to reduce the rate of functional decline.

The Company plans to meet with the FDA in the fourth quarter of 2025 to discuss a Phase 3 design including input on the patient population and endpoints, with plans to initiate a pivotal study in 2026. In addition, the Company plans to continue to collect longer-term open label extension data, which will provide further access to the drug to trial participants.

For more information, go to clinicaltrials.gov to learn more about LYNX (NCT05540860) and FOX (NCT06100887).

Cardiovascular and Cardiometabolic Programs

EDG-7500 and HCM

EDG-7500 is a novel oral, selective, cardiac sarcomere modulator, specifically designed to slow early contraction velocity and address impaired cardiac relaxation associated with HCM and other diseases of diastolic dysfunction. HCM is the most common form of genetic heart disease, affecting approximately one in 500 people, and is associated with reduced quality of life and an elevated risk of heart failure, abnormal heart rhythms, and sudden cardiac death. There are two major forms of HCM: obstructive and nonobstructive. Despite advancements in treatment options for some HCM patients, there remains a significant unmet need for additional therapeutic approaches for patients, including nonobstructive HCM (nHCM) patients, for which there are no approved treatment options.

CIRRUS-HCM Phase 2 trial in adults with HCM: The Company is advancing CIRRUS-HCM, a multi-part, open-label trial, in participants with HCM at over 20 clinical sites in the U.S. Part A of the trial was designed to evaluate the safety and tolerability of a single oral dose of EDG-7500 in obstructive HCM (oHCM). Part B and Part C of the trial were designed to evaluate the safety and efficacy of once-daily doses of EDG-7500 for four weeks in participants with oHCM (Part B) and in participants with nHCM (Part C). Part D of the trial, a 12-week study in both oHCM and nHCM, is actively recruiting participants. The Company expects to provide an update on the CIRRUS-HCM trial in participants with oHCM and nHCM during the fourth quarter of 2025. To learn more about CIRRUS-HCM, visit clinicaltrials.gov, NCT06347159 (Phase 2).

Heart failure and preclinical programs: During the third quarter of 2025, the Company expects to begin dosing in a first-in-human Phase 1 trial of EDG-15400, a novel drug candidate intended for the treatment of heart failure. The Company continues to advance its preclinical cardiometabolic programs.

Strengthened Engagement with the Scientific and Patient Communities

The Company continued its education and outreach with the muscular dystrophy and HCM medical and patient communities. The team participated in the Parent Project Muscular Dystrophy annual conference, CureDuchenne Futures conference and the Annual Congress of the Heart Failure Association of the ESC. The Company continues to sponsor and participate in numerous other clinician and patient-focused events.

Second Quarter Financial Results

Cash, cash equivalents and marketable securities were approximately $594.0 million as of June 30, 2025.

Research and development (R&D) expenses were $33.6 million for the second quarter of 2025, compared to $36.8 million for the immediately preceding quarter. The decrease of $3.2 million was primarily driven by a $2.6 million decrease in sevasemten clinical development activities, a $0.9 million decrease in EDG-7500 clinical development activities, a $1.1 million decrease in personnel related costs due to higher stock-based compensation in the prior quarter, and a $0.3 million decrease in professional fees and other research costs, offset by a $1.7 million increase in manufacturing expenses to support clinical development across our programs. The decrease in R&D expense for sevasemten is related to higher costs incurred in the first quarter related to a drug interaction study that was substantially executed in the prior quarter and higher costs related to final enrollment activities of GRAND CANYON. The decrease in R&D expense for EDG-7500 related to the completion of a human pharmacokinetic study which was substantially completed in the prior quarter.

General and Administrative (G&A) expenses were $9.1 million for the second quarter of 2025, compared to $9.2 million for the immediately preceding quarter. There were no significant changes between the second quarter of 2025 and the immediately preceding quarter.

Net loss and net loss per share for the second quarter of 2025 was $36.1 million or $0.34 per share, compared to $40.8 million or $0.43 per share for the immediately preceding quarter.

About Edgewise Therapeutics

Edgewise Therapeutics is a leading muscle disease biopharmaceutical company developing novel therapeutics for muscular dystrophies and serious cardiac conditions. The Company’s deep expertise in muscle physiology is driving a new generation of novel therapeutics. Sevasemten is an orally administered first-in-class fast skeletal myosin inhibitor in late-stage clinical trials in Becker and Duchenne muscular dystrophies. EDG-7500 is a novel cardiac sarcomere modulator for the treatment of hypertrophic cardiomyopathy and other diseases of diastolic dysfunction, currently in Phase 2 clinical development. The entire team at Edgewise is dedicated to our mission: changing the lives of patients and families affected by serious muscle diseases. To learn more, go to: www.edgewisetx.com or follow us on LinkedIn, X , Facebook and Instagram.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the potential of, and expectations regarding, Edgewise’s product candidates and programs, including sevasemten, EDG-7500, EDG-15400 and its cardiovascular and cardiometabolic programs; statements regarding a potential U.S. launch of sevasemten in Becker; statements regarding the market opportunity for Duchenne and Becker; statements regarding Edgewise’s expectations relating to its clinical trials, including timing of reporting data (including an update on the CIRRUS-HCM trial and the presentation of data from the GRAND CANYON trial); timing of beginning dosing in a Phase 1 trial of EDG-15400; timing of the initiation of a pivotal study of sevasemten; statements regarding Edgewise’s commercial readiness for a U.S. launch of sevasemten in Becker; statements regarding Edgewise’s Phase 3 trial designs in HCM and Duchenne; statements regarding Edgewise’s ability to advance its pipeline; statements regarding Edgewise’s plans to continue to collect longer-term open label extension data; statements regarding Edgewise’s plans to meet with the U.S. FDA; statements regarding the potential results of Edgewise’s GRAND CANYON trial; statements regarding Edgewise’s ability to register sevasemten as the first ever therapy for Becker; statements regarding Edgewise’s anticipated milestones; and statements by Edgewise’s President and Chief Executive Officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon Edgewise’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with Edgewise’s limited operating history, its products being early in development and not having products approved for commercial sale; risks associated with Edgewise not having generated any revenue to date; Edgewise’s ability to achieve objectives relating to the discovery, development and commercialization of its product candidates, if approved; Edgewise’s need for substantial additional capital to finance its operations; Edgewise’s substantial dependence on the success of sevasemten and EDG-7500; Edgewise’s ability to develop and commercialize sevasemten, EDG-7500 and EDG-15400, and discover, develop and commercialize product candidates in its cardiovascular, cardiometabolic and future programs; risks related to Edgewise’s clinical trials of its product candidates not demonstrating safety and efficacy; risks related to Edgewise’s product candidates causing serious adverse events, toxicities or other undesirable side effects; the outcome of preclinical testing and early clinical trials not being predictive of the success of later clinical trials and the risks related to the results of Edgewise’s clinical trials not satisfying the requirements of regulatory authorities; delays or difficulties in the enrollment and/or maintenance of patients in clinical trials; risks related to failure to capitalize on other indications or product candidates; risks related to competition; risks relating to interim, topline and preliminary data from Edgewise’s clinical trials changing as more patient data becomes available; risks related to failure to develop a proprietary drug discovery platform; risks related to exposure to additional risk if we develop sevasemten and potential other programs in connection with other therapies; risks related to production of drugs by Edgewise’s third-party manufacturers; risks related to changes in methods of product candidate manufacturing or formulation; risks related to not achieving adequate market acceptance; risks related to the patient population for our product candidates having a small patient population; risks related to the regulatory approval processes of domestic and foreign authorities being lengthy, time consuming and inherently unpredictable; risks relating to Edgewise’s ability to attract and retain highly skilled executive officers and employees; Edgewise’s ability to obtain and maintain intellectual property protection for its product candidates; Edgewise’s reliance on third parties; risks related to future acquisitions or strategic partnerships; risks related to general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Edgewise files from time to time with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Edgewise assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference into this press release.

Edgewise Therapeutics, Inc.

Condensed Statement of Operations

(in thousands except share and per share amounts, unaudited)

	Three months ended
	June 30, 2025	March 31, 2025
Operating expenses:
Research and development	$33,558	$36,757
General and administrative	9,052	9,202
Total operating expenses	42,610	45,959
Loss from operations	(42,610)	(45,959)
Interest income	6,495	5,161
Net loss	$(36,115)	$(40,798)
Net loss per share - basic and diluted	$(0.34)	$(0.43)
Weighted-average shares outstanding, basic and diluted	104,940,493	95,130,053

Edgewise Therapeutics, Inc.

Condensed Balance Sheet Data

(in thousands, unaudited)

	June 30	December 31,
	2025	2024
Assets
Cash, cash equivalents and marketable securities	$593,992	$470,170
Other assets	19,342	16,647
Total assets	$613,334	$486,817
Liabilities and stockholders' equity
Liabilities	24,263	27,601
Stockholders' equity	589,071	459,216
Total liabilities and stockholders' equity	$613,334	$486,817

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Edgewise Contacts
Investors:
Michael Carruthers, Chief Financial Officer
ir@edgewisetx.com

Media:
Maureen Franco, VP Corporate Communications
media@edgewisetx.com